Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

by and among

FLUIDIGM CORPORATION,

CASDIN PRIVATE GROWTH EQUITY FUND II, L.P.,

CASDIN PARTNERS MASTER FUND, L.P.,

VIKING GLOBAL OPPORTUNITIES ILLIQUID INVESTMENTS SUB-MASTER LP,

and

VIKING GLOBAL OPPORTUNITIES DRAWDOWN (AGGREGATOR) LP

Dated as of January 23, 2022

TABLE OF CONTENTS

ARTICLE I

RESALE SHELF REGISTRATION

i

ii

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of January 23, 2022, by and among Fluidigm Corporation, a Delaware corporation (the “Company”), and the undersigned purchasers (together with their successors and assigns, each, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A. The Purchasers and any other party that may become a party hereto pursuant to Section 4.1 are referred to collectively as the “Holders” and individually each as a “Holder”.

RECITALS

WHEREAS, the Company and the Purchasers have entered into those certain separate Series B Convertible Preferred Stock Purchase Agreements, dated as of January 23, 2022 (as may be amended from time to time in accordance with the terms thereof, collectively, the “Purchase Agreements”), by and between the Company and each of the Purchasers, pursuant to which, among other things, upon the terms and subject to the conditions set forth therein, at the closing of the transactions contemplated by the Purchase Agreements, the Company will issue and sell to each of the Purchasers, and the Purchasers will purchase from the Company, certain shares of the Series B-1 Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series B-1 Preferred Stock”), and the Series B-2 Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), which Series B Preferred Stock will be convertible into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) in accordance with the terms of the Certificates of Designations;

WHEREAS, the Company and the Purchasers have entered into those certain separate Loan Agreements, dated as of January 23, 2022 (as may be amended from time to time in accordance with the terms thereof, the “Loan Agreements”), by and between the Company and each of the Purchasers, pursuant to which, among other things, upon the terms and subject to the conditions set forth therein, at the closing of the transactions contemplated by the Loan Agreements, the Purchasers will loan to the Company, and the Company will borrow from each of the Purchasers, $12.5 million ($25 million in the aggregate) (the “Convertible Loans”), which principal amounts shall be convertible into either shares of the Series B Preferred Stock or shares of the Common Stock in accordance with the terms of the Loan Agreements; and

WHEREAS, as a condition to the obligations of the Company and the Purchasers under the Purchase Agreements and the Loan Agreements, the Company and the Purchasers are entering into this Agreement for the purpose of granting certain registration rights to the Holders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

RESALE SHELF REGISTRATION

Section 1.1 Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use reasonable best efforts to prepare and file within the period of time commencing on the date hereof and ending on the later of (a) 120 days after the date hereof or (b) 20 days after the date of the first Company stockholder meeting held to approve the authorization and terms of the Series B Preferred Stock, a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (or any similar provision adopted by the SEC then in effect), of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders) (the “Resale Shelf Registration Statement”), and if the Company is a WKSI as of the filing date, the Resale Shelf Registration Statement shall consist of an Automatic Shelf Registration Statement, or a prospectus supplement to an effective Automatic Shelf Registration Statement, that shall become effective upon filing with the SEC pursuant to Rule 462(e). If the Resale Shelf Registration Statement is not an Automatic Shelf Registration Statement, then the Company shall use reasonable best efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof.

Section 1.2 Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable with respect to any Holder, until the earlier to occur of the following: (a) the date as of which the Holders no longer hold Registrable Securities and (b) the date on which the Holders shall have sold all of the Registrable Securities covered by such Resale Shelf Registration Statement (the “Effectiveness Period”).

Section 1.3 Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use reasonable best efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use reasonable best efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use reasonable best efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that if the Company is a WKSI as of the filing date, the Subsequent Shelf Registration Statement shall be an Automatic Shelf Registration Statement, or a prospectus supplement to an effective Automatic Shelf Registration Statement, that shall become effective upon filing with the SEC pursuant to Rule 462(e)) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders.

Section 1.4 Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

Section 1.5 Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a Holder after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement (a “Subsequent Holder Notice”):

(a) if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 30-day period;

(b) if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(c) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

Section 1.6 Underwritten Offering.

(a) One or more Holders of Registrable Securities that have been specified in any Shelf Registration Statement filed with the SEC in accordance with Section 1.1, Section 1.3 or Section 1.5, may, after the Resale Shelf Registration Statement becomes effective, deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to such Resale Shelf Registration Statement, is intended to be conducted through an Underwritten Offering, which shall specify the number or amount of Registrable Securities intended to be included in such Underwritten Offering; provided, however, that, without the Company’s prior written consent, (i) the Holders may not launch an Underwritten Offering if the anticipated gross proceeds are less than $25,000,000 (unless the Holder, collectively with all of its Affiliates, is proposing to sell all of their remaining Registrable Securities), (ii) each Holder may not launch more than three Underwritten Offerings at the request of such Holder within any 365-day period (or more than two Underwritten Offerings at the request of such Holder within any 365-day period if the Resale Shelf Registration Statement is a Long-Form Registration Statement), (iii) the Holders may not launch a Underwritten Offering at the request of the Holders within 60 days following a prior offering in which Holders sold Registrable Securities or had the opportunity to sell Registrable Securities pursuant to this Section 1.6 or Section 1.8 (or 90 days if the requested Underwritten Offering would be a Long-Form Registration), or (iv) the Holders may not launch an Underwritten Offering during any Company blackout period under its insider trading policy applicable to all directors and executive officers of the Company, but no longer than the period commencing on the fifteenth (15th) calendar day of the last month of each fiscal quarter and ending at the start of the third full trading day following the date of public disclosure of the financial results for that fiscal quarter or year, which public disclosure shall be no later than the filing deadline (without extension) of the Form 10-Q or Form 10-K for the applicable fiscal period.

(b) In the event of an Underwritten Offering, the Holder(s) delivering the Underwritten Offering Notice shall select the managing underwriter(s) to administer the Underwritten Offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which shall not be unreasonably withheld. The Company and the Holders participating in an Underwritten Offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(c) Upon receipt of an Underwritten Offering Notice (which, in the case of an Underwritten Offering that is an underwritten block trade or bought deal, shall be received by the Company not less than two Business Days prior to the day such offering is first anticipated to commence), the Company shall, as promptly as is reasonably practicable, deliver to each other Holder written notice thereof and if, within three Business Days after the date of the delivery of such notice (or one Business Day in the case of an Underwritten Offering that is an underwritten block trade or bought deal), a Holder shall so request in writing, the Company shall as expeditiously as possible use reasonable best efforts to facilitate such Underwritten Offering (which, in the case of an Underwritten Offering that is an underwritten block trade or bought deal, may close as early as two Business Days after the date it commences) and include in such Underwritten Offering all or any part of such Holder’s Registrable Securities as such Holder requests to be registered, subject to Section 1.6(d).

(d) The Company will not include in any Underwritten Offering pursuant to this Section 1.6 any securities that are not Registrable Securities without the prior written consent of the Holder(s) of a majority of the Registrable Securities participating in such Underwritten Offering. If the managing underwriter or underwriters advise the Company and the Holder(s) participating in any Underwritten Offering in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to delay or adversely affect the success of such offering (including the price per share of any securities proposed to be sold in such underwritten offering), the Company will include in such offering only such number of securities that can be sold without delaying or adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders that have requested to participate in such Underwritten Offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities then-currently owned by such Holders, and (ii) second, any other securities of the Company that have been requested to be so included (including securities to be sold for the account of the Company) allocated in such manner as the Company may determine.

Section 1.7 Take-Down Notice. Subject to the other applicable provisions of this Agreement, including the limitations and requirements in Section 1.6 regarding Underwritten Offerings, at any time that any Shelf Registration Statement is effective, if a Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend, subject to the other applicable provisions of this Agreement, or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

Section 1.8 Piggyback Registration.

(a) Except with respect to a Resale Shelf Registration Statement and a Subsequent Shelf Registration Statement for which notice and an opportunity to participate is provided under Section 1.6(c), until the Termination Date, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto, (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan or (iii) filed with respect to non-convertible debt securities only), then the Company shall give prompt written notice of such filing, which notice shall be given, to the extent reasonably practicable, no later than seven Business Days prior to the filing date (except in the case of an offering that is an “overnight offering”, in which case such notice must be given no later than two (2) Business Days prior to the filing date) (the “Piggyback Notice”) to the Holders (other than any Holder that has sold all of its Registrable Securities). The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement the number of shares of Registrable Securities as each such Holder may request (each, a “Piggyback Registration Statement”). Subject to Section 1.8(b), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each, a “Piggyback Request”) within five (5) Business Days after the date of the Piggyback Notice or, in the case of an offering that is an “overnight offering”, such shorter time as is reasonably specified by the Company in light of the circumstances but not less than one (1) Business Day. The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) 180 days after the effective date thereof and (y) consummation of the distribution by the Holders of the Registrable Securities included in such registration statement. The Company may abandon, postpone or withdraw a Piggyback Registration Statement at any time prior to effectiveness of such Piggyback Registration Statement whether or not any Holder has elected to include securities in such registration without incurring any liability to the Holders. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to effect or permit any Piggyback Registration Statement or cause any Piggyback Registration Statement to become effective, with respect to any Registrable Securities held by any Holders, until after the expiration of the Lock-Up Shares Period.

(b) If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 1.8 are to be sold in an Underwritten Offering, the Company shall use reasonable best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit Holders who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. The right of any Holder to registration pursuant to this Section 1.8 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advise the Company in writing that in its or their good faith opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to delay or adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering (including the price per security proposed to be sold in such offering), which securities will be so included in the following order of priority: (i) first, the securities proposed to be sold by the Company for its own account; (ii) second, the Registrable Securities of the Holders that have requested to participate in such offering and any other persons with piggyback registration rights who have the right to participate and that have requested to participate in such offering, allocated pro rata among such selling holders on the basis of the total amount of securities entitled to be included therein then owned by each selling holder and its Affiliates (other than the Company); and (iii) third, any other securities of the Company that have been requested to be included in such offering, allocated pro rata among such holders on the basis of the percentage of securities of the Company then held by such holders; provided that Holders may, prior to the earlier of (a) the effectiveness of the registration statement and (b) the time at which the offering price or underwriter’s discount is determined with the managing underwriter or underwriters, withdraw their request to be included in such registration pursuant to this Section 1.8.

ARTICLE II

ADDITIONAL PROVISIONS REGARDING REGISTRATION RIGHTS

Section 2.1 Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company will:

(a) prepare and as promptly as reasonably practicable file with the SEC a registration statement with respect to such Registrable Securities and use reasonable best efforts to cause such registration statement to become (unless it is automatically effective upon filing) and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;

(b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above but no longer than is necessary to complete the distribution of the securities covered by such registration statement, and (i) use reasonable efforts to cause such filings not to contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations of the SEC with respect to the disposition of all securities covered by such registration statement in accordance with the Holders’ intended methods of distribution set forth in such registration statement for such period;

(c) furnish to any selling Holders copies of the registration statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide such selling Holders with a reasonable opportunity to review and comment on such registration statement;

(d) if requested by the managing underwriter or underwriters, if any, or the selling Holder(s), promptly include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the selling Holder(s) may reasonably request in order to permit the intended method of distribution of such Registrable Securities and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.1(d) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(e) in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Holder(s) participating in such Underwritten Offering and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as such underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

(f) as promptly as reasonably practicable notify the selling Holder(s) at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing (which, for the avoidance of doubt, shall commence a Suspension Period (as defined below)), and, subject to Section 2.2, at the request of any selling Holder, as promptly as is reasonably practicable, prepare and file with the SEC a supplement or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or file any other required document and at the request of any selling Holder, furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(g) use reasonable best efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by any selling Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) take any action that would subject it to general service of process in any such jurisdictions;

(h) in the event that the Registrable Securities are being offered in a public offering, enter into an underwriting agreement, a placement agreement or equivalent agreement customary for a transaction of that nature, in each case in accordance with the applicable provisions of this Agreement, and take all such other actions reasonably requested by the Holders of the Registrable Securities being sold in connection therewith (including any customary and reasonable actions requested by the managing underwriters, if any) to facilitate the disposition of such Registrable Securities, and in such connection, (i) the underwriting agreement shall contain indemnification provisions and procedures substantially to the effect set forth in Article III hereof with respect to all parties to be indemnified pursuant to Article III except as otherwise agreed by the Holders and (ii) deliver such other documents and certificates as may be reasonably requested by the managing underwriters;

(i) in connection with an Underwritten Offering with anticipated gross proceeds from such sale of more than $50,000,000 (without regard to any underwriting discount or commission), the Company shall cause its officers to use reasonable best efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts) to the extent reasonably necessary, in the view of the managing underwriter(s), to support the proposed sale of Registrable Securities pursuant to such Underwritten Offering;

(j) use reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, (ii) a “negative assurances letter”, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (iii) “comfort” letters dated the date of pricing and closing of such offering, as reasonably requested by the underwriters, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, such letter to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings;

(k) in the event that the Registrable Securities covered by such Registration Statement are shares of Common Stock, use reasonable best efforts to list the Common Stock covered by such Registration Statement with any securities exchange on which the Common Stock is then listed;

(l) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(m) in connection with a customary due diligence review in connection with an Underwritten Offering, make available for inspection by the Holders participating in any such Underwritten Offering, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Holders or underwriter (collectively, the “Offering Persons”), at the offices where normally kept or, if requested, via virtual platform, during reasonable business hours, all relevant financial and other records, pertinent corporate documents of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply relevant information and participate in customary due diligence sessions in each case reasonably requested by any such underwriter, counsel or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons, unless (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known to such Offering Persons (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Offering Person shall be required to give the Company prompt written notice of the proposed disclosure prior to such disclosure (except in the case of (ii) above when a proposed disclosure was or is to be made in connection with a registration statement or prospectus under this Agreement and except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by a regulatory or self-regulatory authority, bank examiner or auditor);

(n) reasonably cooperate with the selling Holders and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC; and

(o) as promptly as is reasonably practicable notify the selling Holder(s) (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose (which, for the avoidance of doubt, shall commence a Suspension Period), or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

(p) promptly furnish counsel for each underwriter, if any, and for the Holder(s) and their respective counsel copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus (for the avoidance of doubt, including, but not limited to, any comment letters received from the SEC or any state securities authority).

The Holders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(f), Section 2.1(o)(ii) or Section 2.1(o)(iii), the Holders shall discontinue (and direct any other Persons making offers and sales of Registrable Securities on their behalf to discontinue) disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Holders shall use reasonable best efforts to return to the Company all copies then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Holders thereof. In the event the Company invokes an Interruption Period hereunder and in the sole discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Holders that such Interruption Period is no longer applicable.

Section 2.2 Suspension. The Company shall be entitled, on two occasions during any 12-month period, for a period of time not to exceed an aggregate of 75 days during any 12-month period (any such period a “Suspension Period”), to (x) postpone or defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration statement covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities and (z) require the Holders to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Holders affected thereby a certificate signed by the chief executive officer of the Company certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries then under consideration whether due to commercial reasons related thereto or a desire to avoid premature disclosure of information. Such certificate shall contain an approximation of the anticipated length of such suspension. The Holders shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 2.1(m). If the Company defers any registration of Registrable Securities in response to an Underwritten Offering Notice or requires the Holder(s) to suspend any Underwritten Offering, the selling Holder(s) shall be entitled to withdraw such Underwritten Offering Notice and if they do so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 1.6.

Section 2.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration or offering pursuant to Article I shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne, pro rata, by the Holders included in such registration.

Section 2.4 Information by Holders. The Holder or Holders included in any registration shall, and the Purchasers shall cause such Holder or Holders to, furnish to the Company or its representatives in writing such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company or its representatives may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement, including, but not limited to, the number of shares of Common Stock (or convertible, exchangeable or exercisable for Common Stock within 60 days of any such filing) owned by such Holder or Holders and their Affiliates, the number of such Registrable Securities proposed to be sold, the name and address of such Holder or Holders proposing to sell and the distribution proposed by such Holder or Holders and their Affiliates as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I are conditioned on and contingent upon the timely provision in writing of any required information under this Section 2.4 by such Holder or Holders.

Section 2.5 Rule 144.

(a) With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use reasonable best efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement;

(ii) file with the SEC in a timely manner all reports and other documents required of the Company to be filed under the Securities Act and the Exchange Act;

(iii) furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act; and

(iv) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation hereafter adopted by the SEC (including the removal of any restrictive legend thereon to the extent such removal is permitted under Rule 144 or other applicable law and subject to the Holder providing reasonable evidence of compliance therewith).

(b) For as long as a Holder owns Registrable Securities issued or issuable upon conversion thereof, upon a Holder’s satisfaction of the relevant holding period under Rule 144 and the other applicable requirements therein, the Company will use reasonable best efforts to take such further necessary action as any Holder of Registrable Securities may reasonably request in connection with the removal of any restrictive legend on the Registrable Securities, provided that the Holder shall provide reasonable evidence of compliance with applicable securities laws.

Section 2.6 Purchasers Holdback Agreement. If during the Effectiveness Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an Underwritten Offering of Common Stock or securities convertible into, or exchangeable or exercisable for, such securities or otherwise informs the Holders that it intends to conduct such Underwritten Offering utilizing an effective registration statement and provides each Holder the opportunity to participate in such Underwritten Offering in accordance with and to the extent required by the terms of this Agreement, each Holder shall for so long as such Holder together with its respective Affiliates beneficially owns, on an as converted basis (as defined in the Certificates of Designations) greater than 5% of the then outstanding Common Stock or has a right to nominate a director to the Company Board (as defined in the Purchase Agreements), if requested by the managing underwriter or underwriters, enter into a customary “lock-up” agreement relating to the sale, offering or distribution of Registrable Securities, in the form reasonably requested by the managing underwriter or underwriters, covering the period commencing on the date of the prospectus or prospectus supplement pursuant to which such offering may be made and continuing until the earlier of 90 days from the date of such prospectus or prospectus supplement, as applicable or such shorter period as may be agreed to by the managing underwriter or underwriters; provided that nothing herein will prevent (i) any Holder that is a partnership or corporation from making a transfer to an Affiliate that is otherwise in compliance with applicable securities laws, (ii) any pledge of Registrable Securities by a Holder or (iii) any foreclosure in connection with or transfer in lieu of a foreclosure under any pledge of Registrable Securities by a Holder, in each case that is otherwise in compliance with applicable securities laws. Notwithstanding the foregoing, any discretionary waiver or termination of this holdback provision by such underwriters with respect to any of the Holders shall apply to the other Holders as well, pro rata based upon the number of Registrable Securities subject to such obligations.

ARTICLE III

INDEMNIFICATION

Section 3.1 Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents, employees and Affiliates, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents, employees and Affiliates, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable and documented attorney’s fees and expenses and any legal or other documented fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions or proceedings, in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company in connection with any registration or offering hereunder and (without limiting the preceding portions of this Section 3.1), the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives expressly for use in connection with such registration by or on behalf of any Holder.

Section 3.2 Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Holders, the Company, each of its representatives, and each Person who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 3.2 payable by any of the Purchasers and any Holder exceed an amount equal to the net proceeds (after deducting Selling Expenses) actually received by such Holder in respect of the sale of the Registrable Securities giving rise to such indemnification obligation. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

Section 3.3 Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) such action includes both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party; (iii) the Indemnifying Party shall have failed within a reasonable period of time to employ counsel reasonably satisfactory to the

Indemnified Party and assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay or (iv) the Indemnifying Party agrees to pay such fees and expenses. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which (A) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and (B) does not include any statement as to any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. The indemnity agreements contained in this Article III shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article III shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (together with one local counsel, if appropriate) for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

Section 3.4 Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount any Purchaser or any Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds actually received by such Purchaser or Holder in respect of the sale of the Registrable Securities giving rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV

TRANSFER AND TERMINATION OF REGISTRATION RIGHTS

Section 4.1 Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Agreement may be transferred or assigned to any Person only in connection with a Transfer (both as defined in the Purchase Agreements) of Series B Preferred Stock or Common Stock, as applicable, permitted under Section 6.15(b) of the Purchase Agreements; provided, however, that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) prior written notice of such assignment of rights is given to the Company, (c) such transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company and (d) such Transfer represents 3% or more of the outstanding Common Stock on an as-converted basis.

Section 4.2 Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

ARTICLE V

MISCELLANEOUS

Section 5.1 Amendments and Waivers. Subject to applicable law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Purchasers (with respect to each Purchaser, for so long as such Purchaser owns Registrable Securities), Holders representing a majority-in-interest of the Registrable Securities then outstanding and the Company; provided that an amendment that adversely affects any Purchaser or Holder disproportionately to the others shall not bind such Purchaser or Holder without its consent.

Section 5.2 Extension of Time, Waiver. The parties hereto may, to the extent legally allowed and except as otherwise set forth herein: (a) extend the time for the performance of any of the obligations or other acts of the other parties, as applicable; and (b) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party; provided that any Purchaser may execute such waivers on behalf of any Holder. Any failure or delay in exercising any right, power or privilege pursuant to this Agreement will not constitute a waiver of such right, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.3 Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto; provided, further, that if the Company consolidates or merges with or into any Person and the Common Stock or any other Registrable Securities are, in whole or in part, converted into or exchanged for securities of a different issuer, and any Holder would, upon completion of such merger or consolidation, hold Registrable Securities of such issuer, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to the Holders.

Section 5.4 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 5.5 Entire Agreement; No Third Party Beneficiary. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Purchase Agreements, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto, their respective successors and permitted assigns and any Indemnified Party hereunder.

Section 5.6 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(b) Each party hereto irrevocably submits to the non-exclusive jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware any suit, action or other proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such court. Each party hereto hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or other proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any suit, action or other proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

Section 5.7 Specific Enforcement. The parties acknowledge and agree that in the event of a breach by the Company or a Purchaser of any of their obligations hereunder (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 5.6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Purchasers would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.7 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.8 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

Section 5.9 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder: (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (c) immediately upon delivery by electronic mail (provided that no bounceback or similar “undeliverable” message is received by such sender) or by hand (with a written confirmation of delivery), in each case to the intended recipient as set forth below:

(a)	If to the Company, to it at:

Fluidigm Corporation

2 Towers Place, Suite 2000

South San Francisco, CA 94080

Attention: Nicholas S. Khadder

Email: nick.khadder@fluidigm.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attention: Robert F. Kornegay

                 Zachary Myers

                 Douglas K. Schnell

E-mail:     rkornegay@wsgr.com

                 zmyers@wsgr.com

                 dschnell@wsgr.com

(b)	If to the Holders or the Purchasers:

(i)	To Viking Global Opportunities Illiquid Investments Sub-Master LP / Viking Global Opportunities Drawdown (Aggregator) LP at:

c/o Viking Global Investors LP

55 Railroad Avenue

Greenwich, CT 06830

Attention:         Legal and Compliance Department

Email:              legalnotices@vikingglobal.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:     Michael Movsovich

Email:  mmovsovich@kirkland.com

(ii)	to Casdin Private Growth Equity Fund II, L.P. / Casdin Partners Master Fund, L.P. at:

c/o Casdin Capital, LLC

1350 6th Avenue, Suite 2600

New York, NY 10019

Attention:         Kevin O’Brien

Email:               kevin@casdincapital.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attn:   Krishna Veeraraghavan

Email: kveeraraghavan@paulweiss.com

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party hereto may provide notice to the other parties hereto of a change in its address or e-mail address through a notice given in accordance with this Section 5.9, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 5.9 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 5.9.

Section 5.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. Upon such a determination, the parties hereto agree to negotiate in good faith to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. If any provision of this Agreement is so broad as to be unenforceable, such provision will be interpreted to be only so broad as it is enforceable.

Section 5.11 Expenses. Except as provided in Section 2.3 and Article III, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.12 Interpretation. The rules of interpretation set forth in Section 1.3 of the Purchase Agreements shall apply to this Agreement, mutatis mutandis.

Section 5.13 No Inconsistent Agreements; Most Favored Nations. The Company is not currently a party to any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are on parity with or senior to, or inconsistent with, the registration rights granted to the Holders pursuant to this Agreement. The Company shall not enter into any agreement with respect to its securities (a) that is inconsistent with or violates the rights granted to the Holders by this Agreement, (b) that would allow any holder or prospective holder of any securities of the Company to include such securities in any Underwritten Offering or registration giving rights to the rights under Section 1.8 unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Holders included therein or (c) on terms otherwise more favorable than this Agreement.

Section 5.14 Opt-Out Requests. Subject to Section 2.6, each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential public offering), to elect to not receive any notice that the Company or any other Holders otherwise are required to deliver pursuant to this Agreement regarding an Underwritten Offering, a Take-Down Notice or a Piggyback Registration Statement (except any Suspension Notice or any other notice as required by law, rule or regulation) by delivering to the Company a written statement signed by such Holder that it does not want to receive any such notices hereunder (an “Opt-Out Request”), in which case, and notwithstanding anything to the contrary in this Agreement, the Company and other Holders shall not be required to, and shall not, deliver any such notice or other related information required to be provided to Holders hereunder to the extent that the Company or such other Holders reasonably expect such notice or information would result in a Holder acquiring material non-public information within the meaning of Regulation FD promulgated under the Exchange Act. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder that has previously given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided, that each Holder shall use reasonable best efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests. Notwithstanding the foregoing, this shall not prohibit any communications or notices to employees, officers and directors or agents of the Company, or notices or communications pursuant to any other agreements.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

FLUIDIGM CORPORATION

By:	/s/ Vikram Jog
Name: Vikram Jog
Title: Chief Financial Officer

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

PURCHASERS:

CASDIN PRIVATE GROWTH EQUITY FUND II, L.P.

By: Casdin Private Growth Equity Fund II
GP, LLC, its General Partner

By:	/s/ Kevin O’Brien
Name: Kevin O’Brien
Title: General Counsel

CASDIN PARTNERS MASTER FUND, L.P.

By: Casdin Partners GP, LLC, its General Partner

By:	/s/ Kevin O’Brien
Name: Kevin O’Brien
Title: General Counsel

VIKING GLOBAL OPPORTUNITIES ILLIQUID INVESTMENTS SUB-MASTER LP

By: Viking Global Opportunities Portfolio GP, LLC, its General Partner

By:	/s/ Katerina Novak
Name: Katerina Novak
Title: Authorized Signatory

VIKING GLOBAL OPPORTUNITIES DRAWDOWN (AGGREGATOR) LP

By: Viking Global Opportunities Drawdown Portfolio GP LLC, its General Partner

By:	/s/ Katerina Novak
Name: Katerina Novak
Title: Authorized Signatory

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

DEFINED TERMS

The following capitalized terms have the meanings indicated:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Chief Executive Officer of the Company (after consultation with legal counsel): (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliates” shall have the meaning given to such term in the Certificates of Designations.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by law to be closed.

“Certificates of Designations” means the Certificates of Designations setting forth the designations, powers, preferences, qualifications, limitations and restrictions of the Series B Preferred Stock, to be dated as of the Closing Date (as defined in the Purchase Agreements), as may be amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Legal Proceeding” means any claim, action, charge, lawsuit, litigation, audit, investigation, arbitration or other similar legal proceeding brought by or pending before any governmental authority, arbitrator or other tribunal.

“Lock-Up Shares Period” means with respect to the Series B Preferred Stock that are held by the Purchasers or their Permitted Transferees, the period ending on the six-month anniversary of the closing date of the Purchase Agreements.

“Long-Form Registration Statement” means a registration statement on Form S-1 or any similar long-form registration statement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means, as of any date of determination, (x) any shares of Series B Preferred Stock or Common Stock held by a Holder acquired pursuant to the Purchase Agreements (including pursuant to Section 6.16 of the Purchase Agreements) and the Loan Agreements or otherwise in a primary issuance of the Company pursuant to which such Holder has a preemptive right under Section 6.16 of the Purchase Agreement, including (i) any shares of Common Stock hereafter acquired by any Holder pursuant to the conversion of the Series B Preferred Stock in accordance with the Certificate of Designations and (ii) any shares of Series B Preferred Stock or Common Stock hereafter acquired by any Holder pursuant to the conversion of the Convertible Loans in accordance with the Loan Agreements and (y) any other securities issued or issuable with respect to any such shares of Common Stock or Series B Preferred Stock or the Convertible Loans by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise (including, for the avoidance of doubt, a redemption, put or call transaction pursuant to the Certificate of Designations or the Loan Agreements). As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities, (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (v) such securities are eligible to be resold in a broker’s transaction under Rule 144 without regard to Rule 144’s volume and manner of sale restrictions and the Holder, together with its Affiliates, beneficially owns less than 3% of the Company’s then-outstanding shares of Common Stock and has no representative on the Company’s board of directors or (vi) such securities have been sold or transferred by any Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities, and the Registrable Securities will be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person will be entitled to exercise the rights of a holder of Registrable Securities hereunder. Notwithstanding anything contained in this Agreement, the Company shall not register the Series B Preferred Stock and a Holder of Registrable Securities may only request that Registrable Securities in the form of Common Stock be registered pursuant to this Agreement and the Company will only file a Registration Statement with respect to Common Stock (even if such Holder does not yet hold its Registrable Securities in the form of Common Stock)).

“Registration Expenses” means all (a) expenses incurred by the Company in complying with Article I or Article II, including all registration, qualification, listing and filing fees, printing expenses, FINRA fees, escrow fees and fees and disbursements of counsel and independent accountants for the Company, blue sky fees and expenses and (b) reasonable, documented out-of-pocket fees and expenses of outside legal counsel to the Purchasers retained in connection with registrations or Underwritten Offerings contemplated hereby; provided, however, that the Company shall only be responsible for the fees and expenses of each such outside legal counsel (no more than one counsel per Purchaser, up to a maximum of two counsel), up to an amount not to exceed $75,000 per Purchaser not to exceed an aggregate of $150,000 per registration or offering. For the avoidance of doubt, Registration Expenses shall not be deemed to include any Selling Expenses.

“Registration Statement” means any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 405” means Rule 405 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and the fees and expenses of any accountants or other persons (except as set forth in the definition of “Registration Expenses”) retained or employed by the Purchasers and the Holders.

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

“Termination Date” means the first date on which there are no Registrable Securities or there are no Holders.

“Underwritten Offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm commitment basis for reoffering to the public, including through a block trade or a bought deal.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Agreement	Preamble
Common Stock	Recital
Company	Preamble
Company Indemnified Parties	Section 3.1
Effectiveness Period	Section 1.2
Electronic Delivery	Section 5.4
Holder	Preamble
Holder Indemnified Parties	Section 3.2
Holders	Preamble
Indemnified Party	Section 3.3
Indemnifying Party	Section 3.3
Interruption Period	Section 2.1
Losses	Section 3.1
Offering Persons	Section 2.1(m)
Piggyback Notice	Section 1.8(a)
Piggyback Registration Statement	Section 1.8(a)
Piggyback Request	Section 1.8(a)
Purchase Agreements	Recitals
Purchaser	Preamble
Purchasers	Preamble
Resale Shelf Registration Statement	Section 1.1
Series B Preferred Stock	Recitals
Series B-1 Preferred Stock	Recitals
Series B-2 Preferred Stock	Recitals
Shelf Offering	Section 1.7
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration Statement	Section 1.3
Suspension Period	Section 2.2
Take-Down Notice	Section 1.7
Underwritten Offering	Section 1.6(a)
Underwritten Offering Notice	Section 1.6(a)

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